UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 13, 2016

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 13, 2016, Willis Lease Finance Corporation (the “Company”), entered into Trust Amendment No. 2 (the “Amendment No. 2”) to the Amended and Restated Trust Agreement of Willis Engine Securitization Trust II (WEST II), dated as of September 14, 2012, as amended by Trust Amendment No. 1, dated as of September 14, 2012.

The Amendment No. 2 allows the Company to make additional equity contributions to fund engine maintenance expenses, to make up shortfalls in required net sale proceeds from engine dispositions and to provide additional funds in the acquisition of replacement engines for WEST II.  The Amendment No. 2 also increases the percentage of WEST II engines subject to disposition and modifies certain concentration limits.

Item 9.01 Financial Statements & Exhibits

Exhibit No.	Description

10.1	Trust Amendment No. 2 dated as of September 9, 2016 to Amended and Restated Trust Agreement of Willis Engine Securitization Trust II dated as of September 14, 2012.
10.2	General Supplement 2016-1 dated as of September 9, 2016 to Trust Indenture dated as of September 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated September 19, 2016

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Senior Vice President
and Chief Financial Officer